UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 295-3800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dennis Berman

On October 19, 2026, Dennis Berman resigned from the board of directors (the “Board”) of Inhibikase Therapeutics, Inc. (the “Company”) and his position as Chair of the Compensation Committee of the Board (the “Compensation Committee”) and a member of the Audit Committee of the Board (the “Audit Committee”), effective as of October 19, 2026. Mr. Berman advised the Company that his decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Appointment of Scott Wasserman

On October 19, 2026, the Board, upon the recommendation of the Board’s Corporate Governance and Nominating Committee, appointed Scott Wasserman to serve as a Class III director, to hold office until the Company’s annual meeting of stockholders in 2029 or until his earlier death, resignation or removal, effective as of October 19, 2026 (the “Appointment Date”). In addition, Dr. Wasserman will serve as a member of the Compensation Committee. The Board has determined that Dr. Wasserman is independent under the applicable listing standards of The Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission.

In connection with his appointment to the Board, Dr. Wasserman will receive an initial new director grant of non-qualified stock options to purchase up to 310,000 shares of the Company’s common stock, and cash compensation for his Board and committee service, in accordance with the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time.

There are no arrangements or understandings between Dr. Wasserman and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which Dr. Wasserman has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In addition, Dr. Wasserman entered into an indemnification agreement with the Company consistent with the form of indemnification agreement, a copy of which has been previously filed with the Company’s most recent Annual Report on Form 10-K.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2026, the Company issued a press release titled “Inhibikase Therapeutics Appoints Scott Wasserman to Board of Directors.” A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Inhibikase Therapeutics, Inc., dated October 20, 2026, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2026	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Mark Iwicki
Mark Iwicki
Chief Executive Officer